   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1995
                                                        REGISTRATION NO. 33-
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                           _____________________
                                 FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           _____________________
                     DEBBIE REYNOLDS HOTEL & CASINO, INC.
            (Exact name of registrant as specified in its charter)
                           _____________________

            Nevada                                    88-0335924
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)
                           _____________________
                        Debbie Reynolds, President
                       305 Convention Center Drive
                         Las Vegas, Nevada 89109
                              (702) 734-0711

   (Address of Registrant's principal executive offices, including zip code)

                           _____________________

      MANAGEMENT CONSULTING PLAN WITH PETER D. BISTRIAN CONSULTING, INC.
       MANAGEMENT CONSULTING PLAN WITH ROBERT C. BREHM CONSULTING, INC.
                          (Full title of the Plan)

                         305 Convention Center Drive
                           Las Vegas, Nevada 89109
                                (702) 734-0711
          (Name, address and telephone number of agent for service)
                           _____________________

                                COPIES TO:
                         M. Richard Cutler, Esq.
                          Horwitz, Cutler & Beam
                       Two Venture Plaza, Suite 380
                             Irvine, CA 92718

                           _____________________
              Approximate Date of Proposed Sale to the Public:
  As soon as practicable after this Registration Statement becomes effective.
                           _____________________
                      CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
Title of Securities  Amount to be   Proposed Maximum   Proposed Maximum     Amount of
  to be Registered    Registered   Offering Price per Aggregate Offering Registration Fee
                                         Share              Price
------------------------------------------------------------------------------------------
Common Stock,
 $0.0001 Par Value(1)  750,000(2)       $0.7500(2)          $562,500            $193.95
------------------------------------------------------------------------------------------

__________

(1) Includes shares of common stock issuable upon exercise of options to purchase a total of 750,000 shares of common stock, issuable for counseling and advisory services to Peter D. Bistrian Consulting, Inc (an option to purchase 486,000 shares) and to Robert C. Brehm Consulting, Inc (an option to purchase 264,000 shares), respectively, and exercisable at $0.75 per share.

(2) The registration fee is based upon the exercise price of the options at $0.75 per share calculated pursuant to Rule 457.

                     DEBBIE REYNOLDS HOTEL & CASINO, INC.

        CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

       Form S-8 Item Number
           and Caption                   Caption in Prospectus
       --------------------              ---------------------
1.  Forepart of Registration State-      Facing Page of Registration
    ment and Outside Front Cover         Statement and Cover Page of
    Page of Prospectus                   Prospectus

2.  Inside Front and Outside Back        Inside Cover Page of Pro-
     Cover Pages of Prospectus           spectus and Outside Cover
                                         Page of Prospectus

3.  Summary Information, Risk Factors    Not Applicable
     and Ratio of Earnings to Fixed
     Charges

4.  Use of Proceeds                      Not Applicable

5.  Determination of Offering Price      Not Applicable

6.  Dilution                             Not Applicable

7.  Selling Security Holders             Sales by Selling Security Holder

8.  Plan of Distribution                 Cover Page of Prospectus and Sales
                                         by Selling Security Holder

9.  Description of Securities to be      Description of Securities;
     Registered                          Management Consulting
                                         Agreement with CKN Capital Corporation

10. Interests of Named Experts and       Legal Matters
     Counsel

11. Material Changes                     Not Applicable

12. Incorporation of Certain             Incorporation of Certain
     Information by Reference            Documents by Reference

13. Disclosure of Commission Position    Indemnification of Directors
     on Indemnification for Securities   and Officers; Undertakings
     Act Liabilities

                          DATED: DECEMBER 20, 1995

PROSPECTUS

                    DEBBIE REYNOLDS HOTEL & CASINO, INC.

                        750,000 Shares Common Stock

              ISSUED PURSUANT TO THE EXERCISE OF OPTIONS UNDER
                THE COMPANY'S MANAGEMENT CONSULTING AGREEMENT
                 WITH PETER D. BISTRIAN CONSULTING, INC. AND
                      ROBERT C. BREHM CONSULTING, INC.

     This prospectus is part of a Registration Statement which registers an aggregate of 750,000 shares of Common Stock, $0.0001 par value (such shares being referred to as the "Shares"), of DEBBIE REYNOLDS HOTEL & CASINO, INC. (the"Company") which may be issued upon exercise of certain options, as set forth herein, to Peter D. Bistrian Consulting, Inc. and Robert C. Brehm Consulting, Inc., consultants to the Company (the "Consultants" or if referred to individually the "Consultant") pursuant to their respective written Management Consulting Agreements dated December 7, 1995 (the "Consulting Agreements" or the "Consulting Agreement") providing for the issuance of such options (such options being hereinafter collectively referred to as the "Options"). Such selling stockholders may sometimes hereafter be referred to as the "Selling Security Holders." All of the Shares are being issued to the Consultants pursuant to their respective Consulting Agreements. The Company has been advised by the Selling Security Holders that it may sell all or a portion of the Shares from time to time in the Bulletin Board market, in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales. The Company's principal executive office is located at 305 Convention Center Drive, Las Vegas, Nevada 89109, (702) 734-0711

     No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                             ___________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ___________________

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

              The date of this Prospectus is December 20, 1995.

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copies at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington D.C. 20549. The Company's Common Stock is traded on the Bulletin Board under the symbol "DEBI."

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of up to 750,000 shares of the Company's Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-KSB filed for the year ended December 31, 1994 and the Company's Quarterly Reports on Forms 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; Current Reports on Form 8-K dated June 30, 1995, July 21, 1995 and August 30, 1995; description of the Company's Common Stock contained in the Company's Form 8-A dated October 18, 1990.

     2. All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, 305 Convention Center Drive, Las Vegas, Nevada 89109, (702) 734-0711.

                   INFORMATION WITH RESPECT TO THE COMPANY

     This Prospectus is accompanied by the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994 and the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; Current Reports on Form 8-K dated June 30, 1995, July 21, 1995 and August 30, 1995; description of the Company's Common Stock contained in the Company's Form 8-A dated October 18, 1990. These Annual and Quarterly Reports as well as all other reports filed by the Company pursuant to Sections 13(a), 13(c),

14 or 15(d) of the Securities Exchange Act of 1934 are hereby incorporated by reference in this Prospectus and may be obtained, without charge, upon the oral or written request of any person to the Company at 305 Convention Center Drive, Las Vegas, Nevada 89109, (702) 734-0711.

                       MANAGEMENT CONSULTING AGREEMENT
                   WITH PETER D. BISTRIAN CONSULTING, INC.

GENERAL

     On December 7, 1995, the Company entered into a Management Consulting Agreement with Peter D. Bistrian Consulting, Inc. pursuant to which the Company agreed to issue to the Consultant Options to purchase up to an aggregate of 486,000 shares of Common Stock of the Company in consideration for consulting services to be provided to the Company over an anticipated eight-month period commencing as of the date of the agreement. The Consultant is wholly-owned by Mr. Peter D. Bistrian, who is the sole officer and director of the Consultant. The term of the Management Consulting Agreement shall be eight months. Under the terms of the Consulting Agreement, the Consultant is to undertake for and consult with the Company concerning management, marketing and operational planning and consulting, strategic planning, corporate organization and structure, expansion of services and stockholder relations, and shall review and advise the Company regarding its overall progress, needs and condition.

     In particular, the Consultant shall assist the Company with the implementation of short range and long term strategic planning to fully develop and enhance the Company's assets, resources, products and services; and advise and recommend to the Company additional services relating to the present products and services provided by the Company as well as new products and services that may be provided by the Company.

COMPENSATION

     In connection with the Consulting Agreement, the Company has agreed to issue Options to purchase up to 486,000 shares of Common Stock of the Company over the period of twenty-four months and which are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose. The specific terms of the Options are as follows:

     (a) OPTION PRICE. Options to purchase 486,000 shares of Common Stock shall be exercisable at a price per share of Common Stock of $0.75.

     (b) TERMS OF OPTIONS. Each Option is exercisable from December 10, 1995 until its expiration date of December 10, 1997.

     (c) PAYMENT FOR SHARES. The purchase price for the exercise of the Options is payable in cash, and the price for the shares of Common Stock is to be paid in full upon exercise of the Options.

     (d) TRANSFERABILITY. The Options are not transferable by the holder thereof except pursuant to the laws of descent and distribution to the sole shareholder.

     (e) REDEMPTION. There are no redemption rights afforded to the Company in connection with the Options.

     (f) ADJUSTMENTS. The number of shares of Common Stock of the Company purchasable upon exercise of the Options and the exercise price of the Options are subject to the adjustment involving stock dividends, stock splits, reorganizations, reclassifications, consolidations and mergers.
There will be no adjustment for the payment of cash dividends by the Company on its Common Stock. The Company is not required to issue fractional shares.
 Options for fractional shares amounting to less than one share will be disregarded.

     (g) MISCELLANEOUS. It is intended that the shares of Common Stock issued on exercise of the Options will be fully registered securities under the Securities Act of 1933.

                      MANAGEMENT CONSULTING AGREEMENT
                   WITH ROBERT C. BREHM CONSULTING, INC.

GENERAL

     On December 7, 1995, the Company entered into a Management Consulting Agreement with Robert C. Brehm Consulting, Inc. pursuant to which the Company agreed to issue to the Consultant Options to purchase up to an aggregate of 264,000 shares of Common Stock of the Company in consideration for consulting services to be provided to the Company over an anticipated eight-month period commencing as of the date of the agreement. The Consultant is wholly-owned by Mr. Robert C. Brehm, who is the sole officer and director of the Consultant. The term of the Management Consulting Agreement shall be eight months. Under the terms of the Consulting Agreement, the Consultant is to undertake for and consult with the Company concerning management, marketing and operational planning and consulting, strategic planning, corporate organization and structure, expansion of services and stockholder relations, and shall review and advise the Company regarding its overall progress, needs and condition.

     In particular, the Consultant shall assist the Company with the implementation of short range and long term strategic planning to fully develop and enhance the Company's assets, resources, products and services; and advise and recommend to the Company additional services relating to the present products and services provided by the Company as well as new products and services that may be provided by the Company.

COMPENSATION

     In connection with the Consulting Agreement, the Company has agreed to issue Options to purchase up to 264,000 shares of Common Stock of the Company over the period of twenty-four months and which are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose. The specific terms of the Options are as follows:

     (a) OPTION PRICE. Options to purchase 264,000 shares of Common Stock shall be exercisable at a price per share of Common Stock of $0.75.

     (b) TERMS OF OPTIONS. Each Option is exercisable from December 10, 1995 until its expiration date of December 10, 1997.

     (c) PAYMENT FOR SHARES. The purchase price for the exercise of the Options is payable in cash, and the price for the shares of Common Stock is to be paid in full upon exercise of the Options.

     (d) TRANSFERABILITY. The Options are not transferable by the holder thereof except pursuant to the laws of descent and distribution to the sole shareholder.

     (e) REDEMPTION. There are no redemption rights afforded to the Company in connection with the Options.

     (f) ADJUSTMENTS. The number of shares of Common Stock of the Company purchasable upon exercise of the Options and the exercise price of the Options are subject to the adjustment involving stock dividends, stock splits, reorganizations, reclassifications, consolidations and mergers.
There will be no adjustment for the payment of cash dividends by the Company on its Common Stock. The Company is not required to issue fractional shares.
 Options for fractional shares amounting to less than one share will be disregarded.

     (g) MISCELLANEOUS. It is intended that the shares of Common Stock issued on exercise of the Options will be fully registered securities under the Securities Act of 1933.

RESTRICTIONS UNDER SECURITIES LAWS

     The sale of any shares of Common Stock acquired upon the exercise of the Options must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option or warrant, he would generally be required to pay to the Company and "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all option exercises from being treated as purchases and, instead, treats an option grant as a purchase of the underlying security, which grant/purchase may be matched with any sale of the underlying security within six months of the date of grant.

                      SALES BY SELLING SECURITY HOLDERS

     The following table sets forth the name of the Selling Security Holder, the amount of shares of Common Stock held directly or indirectly or underlying the maximum number of Options to be issued to the Selling Security Holder, the maximum amount of shares of Common Stock underlying the Options to be offered by the Selling Security Holder, the exercise price for the Options, the amount of Common Stock to be owned by the Selling Security Holder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holder following completion of such offering (based on 9,925,751 shares of Common Stock of the Company outstanding as of December 19, 1995). Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned.

-----------------------------------------------------------------------------------------
NAME OF SELLING       NUMBER OF    SHARES TO    EXERCISE    SHARES TO BE   PERCENT TO BE
SECURITY HOLDER     SHARES OWNED   BE OFFERED   PRICE PER   OWNED AFTER     OWNED AFTER
                                                  SHARE       OFFERING        OFFERING
-----------------------------------------------------------------------------------------
Peter D. Bistrian    486,000 (1)    486,000      $0.75          0           none
Consulting, Inc.
-----------------------------------------------------------------------------------------
Robert C. Brehm      264,000 (2)    264,000      $0.75          0           none
Consulting, Inc.
-----------------------------------------------------------------------------------------

(1) Represents shares underlying a currently exercisable option to purchase 468,000 shares of the Company's common stock exercisable at $0.75 per share, which has been issued to Consultant for advisory and consulting services.

(2) Represents shares underlying a currently exercisable option to purchase 264,000 shares of the Company's common stock exercisable at $0.75 per share, which has been issued to Consultant for advisory and consulting services.

                          DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $.0001 par value, and 50,000,000 shares of preferred stock, $.0001 par value.

     The following summary of certain terms of the Common Stock and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and By-laws, which are included as exhibits to the Registration Statement of which this Prospectus is a part, and the provisions of applicable law.

COMMON STOCK

     As of the date of this Prospectus, there are 9,925,751 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock, if any. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK

     The Board of Directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of Preferred Stock, $.0001 par value, of which 2,000,000 shares have been designated as Series AA and of which 667,904 shares of Series AA Preferred Stock are currently issued and remain outstanding. The Company currently has no plans to issue any additional preferred stock. The Board of Directors of the Company has authority, however, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.

TRADING STATUS

     The Company's Common Stock is traded in the Bulletin Board under the symbol "DEBI."

TRANSFER AGENT

     The Transfer Agent for the shares of Common Stock is American Stock Transfer and Trust, 40 Wall Street, New York, New York 10005, telephone number: (718) 921-8327.

                                LEGAL MATTERS

     Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Horwitz, Cutler & Beam, Irvine, California. Shareholders of Horwitz, Cutler & Beam are not the beneficial owners of any of the Company's common stock.

                                   PART II


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant incorporates the following documents by reference in the registration statement:

 (a) The Company's Annual Report on Form 10-KSB filed for the year ended December 31, 1994 and the Company's Quarterly Reports on
        Forms 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; Current Reports on Form 8-K dated June 30, 1995, July 21, 1995 and August 30, 1995; description of the Company's Common Stock contained in the Company's Form 8-A dated October 18, 1990;

All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

     The class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company's Bylaws and the Nevada General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Inasmuch as the Consultant who received the Options of the Registrant was knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 8. EXHIBITS

 4(1)  Management Consulting Agreement with Peter D. Bistrian Consulting,
       Inc.

 4(2)  Management Consulting Agreement with Robert C. Brehm Consulting, Inc.

 4(3)  Option Agreement with Peter D. Bistrian Consulting, Inc.

 4(4)  Option Agreement with Robert C. Brehm Consulting, Inc.

 5 Opinion of Horwitz, Cutler & Beam, consent included, relating to the issuance of the shares of securities pursuant to the Management Consulting Agreement.

 23(1) Consent of Horwitz, Cutler & Beam.


Item 9. UNDERTAKINGS

 (a)    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
        Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada, on December 20, 1995.

                                       DEBBIE REYNOLDS HOTEL & CASINO, INC.


                                           /s/ Todd Fisher
                                       By: ____________________________
                                           Todd Fisher
                                           President

   Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the capacities indicated on December 20, 1995.



/s/ Debbie Reynolds
_______________________   Chairman of the Board
Debbie Reynolds


/s/ Todd Fisher
_______________________   President, Chief Executive Officer, Chief Financial
Todd Fisher               Officer and Director (Principal Executive Officer
                          and Principal Financial Officer)


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